Joint Filer Information

Title of Security:               Common Stock and Warrants

Issuer & Ticker Symbol:          Home Director, Inc. (HMDR)

Designated Filer:                Castlerigg Master Investments Ltd.

Other Joint Filers:              Sandell Asset Management Corp. ("SAMC")
                                 Castlerigg International Ltd. ("CI")
                                 Thomas E. Sandell

Addresses:                       The address for each of SAMC and CI is
                                 c/o Citco Fund Services (Curacao) N.V.,
                                 Kaya Flamboyan 9, P.O. Box 812,
                                 Curacao, Netherlands, Antilles

                                 The address for Thomas E. Sandell is
                                 1251 Avenue of the Americas,
                                 23rd Floor, New York, New York 10020

Signatures:


                             SANDELL ASSET MANAGEMENT CORP.


                             By: /s/ Thomas E. Sandell
                                 -------------------------------
                                     Thomas E. Sandell, Principal


                             CASTLERIGG INTERNATIONAL LTD.


                             By: /s/ Thomas E. Sandell
                                 -------------------------------
                                      Thomas E. Sandell, Director


                             /s/ Thomas E. Sandell
                             -----------------------------------
                                 Thomas E. Sandell